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Exhibit 10.32

KINETIC CONCEPTS, INC.
2004 EQUITY PLAN

Section 1. Purpose of Plan.

        The name of this plan is the Kinetic Concepts, Inc. 2004 Equity Plan (the "Plan"). The purpose of the Plan is to provide additional incentive to those officers, employees, directors, advisors and consultants of the Company and its Subsidiaries (each, as defined below) and affiliates whose contributions are essential to the growth and success of the Company's business, in order to strengthen the long-term commitment of such persons to the Company and its Subsidiaries and affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and affiliates and enhance shareholder value. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units (each, as defined below). The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code (as defined below) and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

        For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

          (a)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

          (b)   "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units under the Plan.

          (c)   "Award Agreement" means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          (d)   "Blum" means Blum Capital Partners, L.P., any other related fund managed by Blum Capital Partners, or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cause" means, unless a Participant is a party to a written employment agreement with the Company, Subsidiary or affiliate which contains a definition of "cause," "termination for cause," or any other similar term or phrase, in which case "Cause" shall have the meaning set forth in such agreement, or unless otherwise provided in an Award Agreement, conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Company or any Subsidiary or affiliate in accordance with the Participant's obligations and position with the Company, Subsidiary or affiliate, provided that the Company or any Subsidiary or affiliate provides the Participant with adequate notice of such failure and, if such failure is capable of cure, the Participant fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the Participant's indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of an agreement between the Participant, on the one hand, and the Company or any Subsidiary or affiliate on the other hand or a material breach of any material company policy.

          (g)   "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company; provided, however, that the conversion of the Company's preferred stock in connection with the Company's initial underwritten public offering of Shares will not be deemed to constitute a Change in Capitalization.

          (h)   "Change in Control" means, unless otherwise provided in an Award Agreement, the first to occur of any one of the events set forth in the following paragraphs; provided, however, that any public offering of Shares of the Company shall not constitute a Change in Control:

              (i)  any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (together with the assets of the Company's direct and indirect subsidiaries) to any Person or group of related Persons as that term is used in Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof; or

             (ii)  any Person (other than any of the Investors) or Group (other than any Group including any of the Investors), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company ("Voting Stock") and such Person or Group has the power and authority to vote such Shares; or

            (iii)  the consummation of a merger or consolidation of the Company with another entity in which immediately following the consummation of the transaction, the Investors cease to own collectively at least 20% of the Voting Stock in the surviving corporation.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (j)    "Committee" means the Compensation Committee of the Board of Directors or any other committee or subcommittee that the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "nonemployee directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in section 162(m) of the Code, and shall be constituted to satisfy any applicable stock exchange rules or requirements.

          (k)   "Common Shares" means the shares of common stock, par value $0.001 per share, of the Company.

          (l)    "Company" means Kinetic Concepts, Inc., a Texas corporation (or any successor corporation).

          (m)  "Disability" means, unless otherwise provided in an Award Agreement (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company or by the Subsidiary or affiliate by which he is employed; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (iii) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

          (n)   "Eligible Recipient" means an employee, officer, director, advisor or consultant of the Company or of any Subsidiary or affiliate.

          (o)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (p)   "Exercise Price" means the per Share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          (q)   "Fair Market Value" of a Share as of a particular date shall mean (1) the closing sale price reported for such Share on the national securities exchange or national market system on which such Share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale thereon), or (2) if the Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

          (r)   "Freestanding SAR" means an SAR that is granted independently of any Options, as described Section 10 hereof.

          (s)   "Fremont" means Fremont Partners L.P., any other related fund managed by Fremont Partners, or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          (t)    "Group" shall have the meaning set forth in Section 2(h) hereof.

          (u)   "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

          (v)   "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

          (w)  "Investors" means Fremont, Blum and Leininger.

          (x)   "Leininger" means James R. Leininger, M.D., any related partnership, trust or fund managed or otherwise controlled by James R. Leininger, M.D., or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          (y)   "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

          (z)   "Option" means a right to purchase Shares, granted to a Participant pursuant to the Plan. As used herein generally, the term "Option" includes an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

          (aa) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive the grant of an Award. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

          (bb) "Performance Goal" shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a Subsidiary: (i) earnings before taxes and interest expense; (ii) earnings before taxes, interest expense, depreciation and amortization of assets; (iii) working capital; (iv) earnings growth, revenues, expenses, share price, market share, return on assets, return on capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (v) cash flows or income derived from operating activities; and/or (vi) such other goal or goals as may established by the Committee.

          (cc) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (dd) "Restricted Period" shall have the meaning set forth in Section 8(d) hereof.

          (ee) "Restricted Stock Unit" means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

          (ff)  "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

          (gg) "Shares" means Common Shares and the common equity of any successor security.

          (hh) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 10 hereof.

          (ii)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (jj)   "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 10 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

          (kk) "Voting Stock" shall have the meaning set forth in Section 2(h) hereof.

Section 3. Administration.

          (a)   The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

              (i)  to select those Eligible Recipients who shall be Participants;

             (ii)  to determine whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock or Restricted Stock Units are to be granted hereunder to Participants;

            (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

            (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

            (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

           (vii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

          (b)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          (c)   The Administrator in its sole discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. With respect to Awards intended to satisfy the requirements of section 162(m) of the Code, the Committee shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates (or if less, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

          (d)   Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Subsidiary.

          (e)   If at any time (whether before or after termination of employment or service) the Administrator determines that a Participant has engaged in conduct that would constitute Cause, then the Administrator may provide for the immediate forfeiture of any Award granted hereunder held by the Participant (including any securities, cash or other property issued upon exercise or other settlement of such Award), whether or not then vested. Any determination by the Administrator under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.

          (a)   There shall be reserved and available for issuance under the Plan 7,000,000 Common Shares, of which 20% may be issued as Restricted Stock, Restricted Stock Units or a combination thereof pursuant to the grant of Awards under the Plan. The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

          (b)   To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock or Restricted Stock Units are forfeited, (iii) payment for an Option upon exercise is made with Shares held for more than six months or (iv) Shares are withheld from payment of an Award in satisfaction of any minimum federal, state or local tax withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

          (c)   The aggregate number of Shares with respect to which Awards (including Awards payable in cash but denominated in Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 2,500,000.

Section 5. Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of common shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and/or purchase price of shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, and (iv) the aggregate annual Award limit described in Section 4(c) hereof, in each case as may be determined by the Administrator, in its sole discretion. Such other noncash equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

Section 6. Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

Section 7. Options.

          (a)    General.    Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

          (b)    Exercise Price.    The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share (but in the case of Incentive Stock Options, shall not be less than 110% of the Fair Market Value per Share on such date if, on such date, the

  Eligible Recipient owns, or is deemed to own under the Code, stock possessing more than 10% (a "Ten Percent Owner") of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

          (c)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

          (d)    Exercisability and Vesting.    Options shall be exercisable and vested at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments. Unless otherwise provided in an Award Agreement, Options shall vest and become exercisable at the rate of 25% of the Shares subject to the Option on the first anniversary of the date of grant, and as to an additional 25% of the Shares subject to the Option on each of the three succeeding anniversaries of the date of grant, but solely to the extent that the Optionee has been continuously employed by or providing services to the Company or any Subsidiary or affiliate through each such date.

          (e)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) to the extent permitted by applicable law, by means of any cashless exercise procedure through the use of a brokerage arrangement that is approved by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender in each case to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or withheld shares may be authorized only at the time of grant, or (iii) any combination of the foregoing.

          (f)    Rights as Shareholder.    An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

          (g)    Nontransferability of Options.    The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will or the laws of descent and distribution and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its sole discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant, or (iii) pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument, to the extent permitted by applicable law.

          (h)    Termination of Employment or Service.    Except as otherwise provided in an Award Agreement, if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for any reason other than for Cause, all outstanding Options granted to such Participant to the extent vested and exercisable as of such date of termination, shall expire 30 days (180 days upon a termination of employment or service due to death or Disability) following the date of such termination, and all options that are not vested and exercisable as of such date of termination shall expire as of such date. Notwithstanding the foregoing, (i) if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for Cause, then all outstanding Options granted to such Participant, whether or not vested or exercisable, shall expire as of such date, and (ii) no Option shall be exercisable after the expiration of its term.

          (i)    Limitation on Incentive Stock Options.    To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock.

          (a)    General.    Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

          (b)    Purchase Price.    The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

          (c)    Awards and Certificates.    The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a share certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the share certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

          (d)    Nontransferability.    The Administrator, in its sole discretion, shall determine in the terms of the Award Agreement the period during which the Award shall be subject to restrictions on transferability (the "Restricted Period"). During the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Restricted Period shall be not less than three years, provided that the

  Restricted Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

          (e)    Rights as a Shareholder.    Except as provided in Section 8(c) and (d) and unless otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its sole discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

          (f)    Termination of Employment or Service.    Except as otherwise provided in an Award Agreement, if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for any reason during the Restricted Period, the Participant's rights to the unvested Restricted Stock shall be forfeited and the Participant shall have no further rights thereto.

Section 9. Restricted Stock Units

          (a)    General.    Awards of Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock Units shall be made; the number of units to be awarded and the vesting period (as described in Section 9(b)) applicable to awards of Restricted Stock Units. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

          (b)    Vesting.    The Administrator, in its sole discretion, shall determine in the terms of the Award Agreement the vesting schedule and other restrictions and conditions to which the Restricted Stock Unit Award will be subject, including the attainment of preestablished Performance Goals or other corporate or individual performance goals. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(d), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. Notwithstanding the foregoing provisions of this Section 9, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. The provisions of the Awards of Restricted Stock Units need not be the same with respect to each Participant.

          (c)    Benefit Upon Vesting.    Upon the vesting of Restricted Stock Units, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash, Shares or a combination of the foregoing (as determined by the Administrator in its sole discretion) equal, per unit, to the sum of (1) the Fair Market Value of a Share on the date on which such Restricted Stock Unit vests and (2) to the extent provided in an Award Agreement, the aggregate amount of cash dividends paid with respect to a Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

          (d)    Termination of Employment or Service.    Except as otherwise provided in an Award Agreement, if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for any reason before the Restricted Stock Units have vested, the Participant's rights to the unvested Restricted Stock Units shall be cancelled and the Participant shall have no further rights thereto.

Section 10. Stock Appreciation Rights.

          (a)    General.    Awards of Stock Appreciation Rights may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the Eligible Recipients to whom, and the time or times at which, Awards of SARs shall be made, the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of preestablished Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

          (b)    Grant Price.    The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

          (c)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the number of Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the number of Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (d)    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Freestanding SAR shall be exercisable only in installments.

          (e)    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the grant price of the SAR, the term of the SAR, and provisions regarding exercisability of the SARs granted thereunder.

          (f)    Term of SARs.    The term of each SAR shall be fixed by the Administrator; provided, however, that such term shall not exceed ten (10) years.

          (g)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

             (ii)  the number of Shares with respect to which the SAR is exercised.

  At the sole discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

          (h)    Termination of Employment or Service.    Except as otherwise provided in an Award Agreement, if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for any reason other than for Cause, all outstanding Freestanding SARs granted to such Participant shall expire 30 days (180 days upon a termination of employment or service due to death or Disability) following the date of such termination (whether or not then vested or exercisable) and all SARs that are not vested and exercisable as of such date of termination shall expire as of such date. Terms of Tandem SARs shall be governed by the terms of the related Option. Notwithstanding the foregoing, (i) if a Participant's employment or service with the Company or any Subsidiary or affiliate terminates for Cause, then all outstanding SARs granted to such Participant, whether or not vested or exercisable, shall expire as of such date, and (ii) no SAR shall be exercisable after the expiration of its term.

Section 11. Effect of Change in Control.

        Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all outstanding Shares of Restricted Stock and Restricted Stock Units granted to a Participant that have not theretofore vested shall immediately vest and all restrictions on such shares and units shall immediately lapse, and each Option and Stock Appreciation Right granted to a Participant and outstanding at such time shall become fully and immediately vested and exercisable, unless such Awards are either assumed or an equitable substitution is made therefor. In addition to the foregoing, if, within 24 months following a Change in Control, the Participant's employment or service with the Company, any Subsidiary or affiliate thereof, or any successor to any of the foregoing is terminated other than for Cause, then all outstanding Shares of Restricted Stock, and Restricted Stock Units granted to the Participant that have not theretofore vested shall immediately vest and all restrictions on such shares and units shall immediately lapse, and each Option and Stock Appreciation Right granted to the Participant and outstanding at such time shall become fully and immediately exercisable.

Section 12. Amendment and Termination.

          (a)   The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, and (ii) any amendment shall be subject to approval of shareholders if it (A) materially increases the benefits accruing to Participants under the Plan, (B) materially increases the number of Shares that may be issued under the Plan, or (C) materially modifies the requirements for participation in the Plan. Unless the Board determines otherwise, the Board shall obtain approval of shareholders of the Company for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, section 422 of the Code, stock exchange rules or other applicable law.

          (b)   The Administrator may amend the terms of any Award theretofore granted (and the Award Agreement with respect thereto), prospectively or retroactively, but subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

          (c)   Notwithstanding the foregoing provisions of this Section 12, any decrease in the Exercise Price of any outstanding Option (whether effected by amendment to the Plan or an Award Agreement) shall be subject to the approval of the shareholders of the Company.

Section 13. Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14. Withholding Taxes.

          (a)   Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company or any Subsidiary or affiliate thereof. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

          (b)   If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or affiliate, as the case may be) informs the Participant the Company (or Subsidiary or affiliate, as the case may be) is required to withhold.

Section 15. General Provisions.

          (a)   Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

          (b)   All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

          (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or affiliate to terminate the employment or service of an Eligible Recipient at any time.

          (d)   No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (e)   All Awards and related amounts determined pursuant to the Plan shall be denominated in terms of U.S. currency.

          (f)    If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

          (g)   The Plan and all Awards shall be governed by the laws of the State of Texas without regard to its principles of conflict of laws.

          (h)   Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or affiliate, or the acquisition by the Company or a Subsidiary or affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Section 16. Shareholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the later of (a) the date of its approval by the Company's shareholders and (b) the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of any applicable State securities law.

Section 17. Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's shareholders, but Awards theretofore granted may extend beyond that date.

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KINETIC CONCEPTS, INC. 2004 EQUITY PLAN